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                             CIT MARINE TRUST 1999-A

                            MONTHLY SERVICER'S REPORT


                                                                                          Due Period                 6/30/99
                                                                                          Determination Date         7/12/99
                                                                                          Distribution Date          7/15/99


I.     All Payments on the Contracts                                                                                20,735,537.28
II.    All Liquidation Proceeds on the Contracts with respect to Principal                                             210,685.23
III.   Repurchased Contracts                                                                                           445,892.82
IV.    Investment Earnings on Collection Account                                                                         2,386.08
V.     Servicer Monthly Advances                                                                                       467,474.16
VI.    Reimbursement of prior Monthly Advances                                                                        -558,707.46
VII.   Insurer Deposits                                                                                                      0.00
VIII.  Release of the Additional Enhancement Requirement Sub-Account                                                         0.00
IX.    Incorrect Deposits                                                                                                    0.00

Total available amount in Collection Account                                                                       $21,303,268.11
                                                                                                                  ================

Draws from the Reserve Account                                                                                              $0.00
Draws on the Note Insurance Policy                                                                                          $0.00
Draws on the Certificate Insurance Policy                                                                                   $0.00

Total Distribution                                                                                                 $21,303,268.11


DISTRIBUTION AMOUNTS                                                           Cost per $1000
--------------------------------                                              -----------------


1.   (a)  Class A-1 Note Interest Distribution                                                      1,139,546.49
     (b)  Class A-1 Note Primary Principal Distribution                                            15,844,062.20
     (c)  Class A-1 Additional Principal Distribution Amount                                          562,845.76
               Aggregate Class A-1 Note Distribution                            53.98909062                         17,546,454.45

2.   (a)  Class A-2 Note Interest Distribution                                                        865,166.67
     (b)  Class A-2 Note Primary Principal Distribution                                                     0.00
     (c)  Class A-2 Additional Principal Distribution Amount                                                0.00
                Aggregate Class A-2 Note Distribution                            4.83333335                            865,166.67

3.   (a)  Class A-3 Note Interest Distribution                                                        570,375.00
     (b)  Class A-3 Note Primary Principal Distribution                                                     0.00
     (c)  Class A-3 Additional Principal Distribution Amount                                                0.00
                Aggregate Class A-3 Note Distribution                            4.87500000                            570,375.00

4.   (a)  Class A-4 Note Interest Distribution                                                        537,156.25
     (b)  Class A-4 Note Primary Principal Distribution                                                     0.00
     (c)  Class A-4 Additional Principal Distribution Amount                                                0.00
                Aggregate Class A-4 Note Distribution                            5.20833333                            537,156.25

5.   (a)  Certificate Interest Distribution                                                            53,570.48
     (b)  Certificate Primary Principal Distribution                                                  160,041.03
     (c)  Certificate Additional Principal Amount                                                           0.00
                Aggregate  Certificate Distribution                             19.36964892                            213,611.51

6.    Insurance Fee, including accrued and unpaid amounts                                                               74,296.33

7.    Reimbursement of Insurance Policy Draws
             (a)  Note Insurance Policy                                                                                      0.00
             (b)  Certificate Insurance Policy                                                                               0.00

8.    Lender Fees                                                                                                       22,659.11

9.    Servicing Fee                                                                                                    281,194.91

10.   Deposits to the Additional Enhancement Sub-Account                                                                57,374.69

11.   Deposits to the Reserve Account                                                                                1,134,979.19

Total Distribution                                                                                                 $21,303,268.11
                                                                                                                  ================
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           INTEREST
--------------------------------

1.   Current Interest Requirement
        (a) Class A-1 Notes    @5.450%                                                               1,139,546.49
        (b) Class A-2 Notes    @5.800%                                                                 865,166.67
        (c) Class A-3 Notes    @5.850%                                                                 570,375.00
        (d) Class A-4 Notes    @6.250%                                                                 537,156.25

                     Aggregate Interest on Class A Notes                                                             3,112,244.41

        (e) Certificate @       6.200%                                                                                  53,570.48

2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                                  0.00
        (b) Class A-2 Notes                                                                                  0.00
        (c) Class A-3 Notes                                                                                  0.00
        (d) Class A-4 Notes                                                                                  0.00

        (e) Certificate                                                                                      0.00

3.   Total Distribution of Interest                                            Cost per $1000
                                                                              -----------------
        (a) Class A-1 Notes                                                      3.50629689          1,139,546.49
        (b) Class A-2 Notes                                                      4.83333335            865,166.67
        (c) Class A-3 Notes                                                      4.87500000            570,375.00
        (d) Class A-4 Notes                                                      5.20833333            537,156.25

                     Total Aggregate Interest on Class A Notes                                                       3,112,244.41

        (e) Certificate                                                          4.85760992                             53,570.48

           PRINCIPAL
--------------------------------

                                                                              No. of Contracts
                                                                              -----------------
1.   Stated Principal Collected                                                                      3,926,565.77
2.   Principal Prepayments                                                          429             11,424,370.20
3.   Liquidation Proceeds                                                            6                 210,685.23
4.   Repurchased Contracts                                                           2                 442,482.03

       Total Primary Principal Distribution Amount                                                                  16,004,103.23

5.   Additional Principal Distribution Amount                                                                          562,845.76

6.   Principal Balance before giving effect to Principal Distributions                                Pool Factor
                                                                                                      -----------
        (a) Class A-1 Notes                                                                           0.77202867   250,909,318.44
        (b) Class A-2 Notes                                                                           1.00000000   179,000,000.00
        (c) Class A-3 Notes                                                                           1.00000000   117,000,000.00
        (d) Class A-4 Notes                                                                           1.00000000   103,134,000.00

        (e) Certificate                                                                               0.94018253    10,368,479.66

7.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                  0.00
        (b) Class A-2 Notes                                                                                                  0.00
        (c) Class A-3 Notes                                                                                                  0.00
        (d) Class A-4 Notes                                                                                                  0.00

        (e) Certificate                                                                                                      0.00


8.   Principal Distributions                                                   Cost per $1000
                                                                              -----------------
        (a) Class A-1 Notes                                                     50.48279372                         16,406,907.96
        (b) Class A-2 Notes                                                      0.00000000                                  0.00
        (c) Class A-3 Notes                                                      0.00000000                                  0.00
        (d) Class A-4 Notes                                                      0.00000000                                  0.00

        (e) Certificate                                                         14.51203900                            160,041.03


9.   Principal Balance after giving effect to Principal Distributions                             Pool Factor
                                                                                                  -----------
        (a) Class A-1 Notes                                                                        0.72154588      234,502,410.48
        (b) Class A-2 Notes                                                                        1.00000000      179,000,000.00
        (c) Class A-3 Notes                                                                        1.00000000      117,000,000.00
        (d) Class A-4 Notes                                                                        1.00000000      103,134,000.00

        (e) Certificate                                                                            0.92567050       10,208,438.63

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        RESERVE ACCOUNT                                                                                             Additional
--------------------------------
                                                                                    Loan             Excess         Enhancement
1.  Activity                                                                    Sub-Account       Sub-Account       Sub-Account
                                                                              ----------------------------------------------------

      (a)  Opening Balance                                                       27,568,581.00               0.00       33,045.69
      (b)  Deposits                                                                       0.00       1,134,979.19       57,374.69
      (c)  Investment Earnings                                                      115,363.04               0.00            0.00
      (d)  Distributions                                                           -630,063.17      -1,134,979.19            0.00
                                                                              ----------------------------------------------------
      (e)  Ending Balance                                                        27,053,880.87               0.00       90,420.38


                                                                                                                    Additional
                                                                                    Loan             Excess         Enhancement
                                                                                Sub-Account       Sub-Account       Sub-Account
                                                                              ----------------------------------------------------
2.  Distributions from the Reserve Account
       (a)  Draws to the Note Distribution Account                                        0.00               0.00            0.00
       (b)  Draws to the Certificate Distribution Account                                 0.00               0.00            0.00
       (c)  Release to the Collection Account                                             0.00               0.00            0.00
       (d)  Distribution to Lender                                                  630,063.17               0.00            0.00
       (e)  Distribution to Affiliated Owner                                              0.00       1,134,979.19            0.00

                                                                              ----------------------------------------------------
Total Distributions from the Reserve Account                                        630,063.17       1,134,979.19            0.00


           POOL DATA
--------------------------------
                                                                                                      Aggregate
                                                                              No. of Contracts       Pool Balance
                                                                              ----------------       ------------
1.   Pool Stated Principal Balance as of   6/30/99                               21,136            653,034,376.11

2.   Delinquency Information                                                                                      % of Pool Balance
                                                                                                                  -----------------

              (a) 31-59 Days                                                        209              4,956,091.50           0.759%
              (b) 60-89 Days                                                         41                765,666.50           0.117%
              (c) 90-119 Days                                                        18                268,031.29           0.041%
              (d) 120-180 Days                                                       44              1,161,408.75           0.178%
              (d) 181 Days +                                                         0                 280,511.92           0.043%

3.   Contracts Repossessed during the Due Period                                     1                  12,917.57

4.   Current Repossession Inventory                                                  2                  40,584.79

5.   Net Liquidation Losses for the related Due Period
       (a)  Principal Balance of Liquidated Contracts                                6                 313,401.24
       (b)  Net Liquidation Proceeds on any Liquidated Contracts                                       210,685.23
                                                                                               -------------------
       Total  Net Liquidation Losses for the related Due Period                                                        102,716.01

7.   Cumulative Net Losses on all Liquidated Receivables                             9                                 156,042.55

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                           9.489%

9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                             163.131

10.  Weighted Average Remaining Original Term to Maturity of all Outstanding Contracts                                    184.442


       TRIGGER ANALYSIS
--------------------------------

Due Periods                                                                Excess Collections   Pool Balance
Current                                                             Jun-99     1,697,824.95   653,034,376.11
Prior Month                                                         May-99     1,774,994.77   669,141,195.35
Second Prior Month                                                  Apr-99     1,924,805.93   682,670,115.84

Sum of Excess Collections                                                      5,397,625.65

Annualized (x4)                                                               21,590,502.60

Average Pool Balance                                                                          668,281,895.77

Net Yield                                                                                            2.5514%

Net Yield trigger level.                                                                             1.0000%

                         Net Yield trigger in effect ?                                                   NO
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      CREDIT ENHANCEMENT
--------------------------------

Required Enhancement

        Available Reserve Amount for the next Distribution Date  (Initially 27,568,581.
          to a floor of 7,351,622.)                                                                 27,053,880.87

        Overcollateralization   after  the  application  of  all  the  Principal
          Distributions (Initially zero to be increased to 9,189,527.)                               9,189,527.00
                                                                                                -------------------

                 Credit enhancement available for the next Distribution Date                        36,243,407.87           5.55%

                 Required Enhancement (5.55% of the current Pool Balance to a floor
                   of 16,541,149.)                                                                  36,243,407.87           5.55%


Additional Credit Enhancement                                                          Balance        Enhancement      Percentage

          More than 180 days delinquent                                             280,511.92          70,127.98             25%

           Repossession Inventory                                                    40,584.79          20,292.40             50%
                                                                              ------------------------------------

                  Total Additional Enhancement                                                          90,420.38

Amount on deposits in the Additional Enhancement Sub-Account                                            90,420.38



         MISCELLANEOUS
--------------------------------

1.   Monthly Servicing Fees                                                                                            281,194.91

2.   Servicer Advances                                                                                                 467,474.16

3.    Reserve Account Loan Activity (a) Distribution on Loan:
                Interest                                                                               138,022.15
                Principal                                                                              514,700.13
                      Total P&I                                                                                        652,722.28

      (b)  Beginning Loan Balance                                                                                   27,568,581.00
      (c)  Principal Payment                                                                                           514,700.13
      (d)  Ending Loan Balance
                                                                                                                    27,053,880.87
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